BofI Federal Bank Receives Regulatory Approval for Nationwide Deposit Acquisition
BofI to Assume Nationwide Bank Deposits and Convert Bank Customers in Mid-November 2018

SAN DIEGO, CA - (BUSINESSWIRE) - September 21, 2018 - BofI Federal Bank (“BofI”), the banking subsidiary of Axos Financial, Inc. (NASDAQ: BOFI) announced today that it has received regulatory approval from the Office of the Comptroller of the Currency (the "OCC") to proceed with the definitive purchase and assumption transaction previously announced on August 3, 2018. Under the agreement, BofI Federal Bank will purchase from Nationwide Bank certain assets and assume certain liabilities, including approximately $3 billion of deposit liabilities of Nationwide Bank, in a transaction expected to close no later than November 16, 2018.
“We are pleased to receive regulatory approval for this transaction in 45 days,” stated Greg Garrabrants, President and Chief Executive Officer. "Once completed and closed, the Nationwide Bank deposits will reduce our funding cost and strengthen our deposit franchise. We are excited to provide Nationwide Bank customers with a broad suite of products and enhanced technology and service capabilities.”
BofI expects to replace higher cost deposits and borrowings with the deposits assumed from Nationwide Bank.
Additional information regarding the agreements with Nationwide Bank, the transaction process, related contingencies, and the timing of the transaction is included in a Form 8-K filed August 3, 2018 with the Securities and Exchange Commission. There can be no assurances regarding when or if the contemplated transactions will close, or the final terms and conditions of the various agreements.
About Axos Financial, Inc. and BofI Federal Bank
Axos Financial, Inc. is the holding company for BofI Federal Bank, which will become Axos Bank on October 1. BofI Federal Bank is a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With nearly $10 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. For more information on BofI Federal Bank, please visit bofifederalbank.com. For more information on the rebranding of BofI Federal Bank to Axos Bank, please visit https://www.axosbank.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to the execution and closing of the definitive purchase and assumption transaction between Axos Financial’s banking subsidiary and Nationwide Bank, projections of Axos Financial’s performance and cost savings resulting from the transaction. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in Axos Financial’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos Financial undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com